Exhibit 99.1
[FHLBank Atlanta Logo]
News Release
January 26, 2023
FOR IMMEDIATE RELEASE
CONTACT: Peter E. Garuccio
Federal Home Loan Bank of Atlanta
pgaruccio@fhlbatl.com
404.888.8143

Federal Home Loan Bank of Atlanta Declares a 6.37% Dividend for Fourth Quarter 2022

ATLANTA, January 26, 2023 – The board of directors of the Federal Home Loan Bank of Atlanta (FHLBank Atlanta) today approved a cash dividend for the fourth quarter 2022 at an annualized rate of 6.37 percent.

“The support of our members is key to maintaining a strong financial foundation for our cooperative,” said FHLBank Atlanta Chair of the Board, Thornwell Dunlap. “We are grateful to our members for continuing to put their trust in us and we are pleased to return value to them through this fourth quarter dividend.”

The dividend rate is approximately 2.75 percentage points over the daily average Secured Overnight Financing Rate (SOFR) for the fourth quarter of 2022. The dividend payout will be calculated based on shareholders’ capital stock held during that period and will be credited to shareholders’ daily investment accounts at the close of business on February 2, 2023.

If you have questions, please contact FHLBank Atlanta’s Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta FHLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank is a cooperative whose members are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district Banks in the Federal Home Loan Bank System. Since 1990, the FHLBanks have awarded approximately $7.3 billion in Affordable Housing Program funds, assisting more than one million households.

For more information, visit our website at www.fhlbatl.com.

To the extent that the statements made in this announcement may be deemed as “forward-looking statements”, they are made within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by the forward-looking statements, the reader is cautioned not to place undue reliance on them, since those may not be realized due to a variety of factors, including, without limitation: legislative, regulatory changes; uncertainties relating to the phase-out of LIBOR; future economic and market conditions (including the housing market); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; changes in prepayment speeds, default rates, delinquencies, and losses on mortgage-backed securities; volatility of market prices, rates and indices that could affect the value of financial instruments; changes in credit ratings and/or the terms of derivative transactions; changes in product offerings; political, national, and world events; disruptions in information systems; membership changes; and adverse developments or events affecting or involving other Federal Home Loan Banks or the FHLBank System in general. Additional risk factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law. New risk factors may emerge, and it is not possible for us to predict the nature of each new factor, or assess its potential impact, on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on forward-looking statements.

* * * *

###